Exhibit 99.1

NW Bio Confirms Phase III Trial of DCVax®-L for GBM Brain Cancer Is Ongoing Patients In Trial Continuing To Be Treated Per Protocol, Including In Germany

PR Newswire Northwest Biotherapeutics Aug 21, 2015 3:22 PM

BETHESDA, Md., Aug. 21, 2015 /PRNewswire/ -- Northwest Biotherapeutics (NWBO) (“NW Bio”), a U.S. biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, confirmed today that its Phase III trial of DCVax®-L for newly diagnosed glioblastoma multiforme (GBM) is ongoing and the patients enrolled in the trial are continuing to be treated per the protocol.

Over 300 patients have been recruited for the trial. The total anticipated enrollment is 348 patients.

The only change in status of the trial is that new screening of patient candidates for the trial has been temporarily suspended while the Company submits certain information from the trial for regulatory review.

Such screening involves the initial evaluation of patient candidates to determine whether they meet eligibility criteria for the trial (e.g., whether they are within the eligible age range, do not have certain viral diseases, etc.)

Some blogs and social media comments have noted that the EudraCT trials database in Europe states that there is a “Temporary Halt” of the trial in Germany. In actuality, the trial status in Germany is that the trial is ongoing as noted above, and the Company has only undertaken a temporary suspension of new screening.

The Company has sought to have the EudraCT listing corrected, but the database includes only certain pre-specified categories and there is no category that corresponds to a temporary suspension of new screening only, while a trial is ongoing.

The Company is in the process of preparing the trial information for regulatory review and anticipates submission within the next couple of weeks.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe. The Company has a broad platform technology for DCVax dendritic cell-based vaccines. The Company’s lead program is a 348-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.” The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all types of inoperable solid tumors cancers. It has completed enrollment in the Phase I portion of the trial. The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer. The Company conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania. In Germany, the Company has also received approval of a 5-year Hospital Exemption for the treatment of all gliomas (brain cancer) patients outside the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company’s ongoing ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing expansions contemplated in the Cognate Agreements, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.